EXHIBIT 5.1

MUNGER TOLLES & OLSON LLP

355 S. Grand Avenue, Suite 3500

Los Angeles, California 90071

February 1, 2010

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Berkshire Hathaway Finance Corporation

3555 Farnam Street

Omaha, Nebraska 68131

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is being delivered by us as special counsel to Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), and Berkshire Hathaway Finance Corporation, a Delaware corporation (“BHFC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), of a Registration Statement (filed on the date hereof) on Form S-3 (the “Registration Statement”) relating to the registration of debt securities (“Debt Securities”). Each of the Debt Securities are to be issued and the related Berkshire Guarantees (as defined below) are to be given, as the case may be, pursuant to an Indenture dated as of February 1, 2010 (the “Indenture”), by and among Berkshire, BHFC and The Bank of New York Mellon Trust Company, N.A., as trustee. Any Debt Securities issued by BHFC will be unconditionally guaranteed by Berkshire (the “Berkshire Guarantees”, and collectively with the Debt Securities, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion letter.

Our opinions expressed below are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) the usury law of any jurisdiction.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion letter.

Our opinions expressed below are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) the usury laws of any jurisdiction.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby and the plan of distribution therefor; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (ix) the Indenture, together with any supplemental indenture or other instruments establishing a series of Securities to be issued under the Indenture, has been or will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder, and will constitute the legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with its terms; and (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Berkshire and BHFC, as applicable, and the other parties thereto, and will constitute the legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Berkshire, BHFC and others.

Based on the foregoing, and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that:

With respect to the Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939; (ii) the Boards of Directors of Berkshire and BHFC, as the case may be, have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Berkshire or BHFC, as the case may be, or any of their respective assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Berkshire or BHFC, as the case may be, or any of their respective assets or properties; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Berkshire or BHFC, as the case may be, or persons duly authorized thereby, then upon such Debt Securities having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Debt Securities will be legally issued and will constitute valid and binding obligations of Berkshire or BHFC, as the case may be, enforceable against Berkshire or BHFC, as the case may be, in accordance with their terms.

With respect to the Berkshire Guarantees, when (i) the terms of the Berkshire Guarantees and of their offer, sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors of Berkshire or persons duly authorized thereby; (ii) the Berkshire Guarantees have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Board of Directors of Berkshire, or persons duly authorized thereby; and (iii) the terms of such Berkshire Guarantees and of their offer and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Berkshire or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Berkshire or any of its assets or properties, then upon such Berkshire Guarantees having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Berkshire Guarantees will be legally issued and constitute the valid and binding obligations of Berkshire.

We are members of the Bar only of the State of California. This opinion letter is limited to the laws of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We note that the law of the State of New York is stated to be the governing law in each of the Indenture, the Debt Securities and the Berkshire Guarantees. We have assumed with your permission, and without verification, that the law of the State of California governs the Indenture, the Debt Securities and the Berkshire Guarantees with respect to the legal, valid, and binding nature thereof. Furthermore, we express no opinion as to whether a court applying California choice-of-law rules would apply the law of the State of New York to the Indenture, the Debt Securities and the Berkshire Guarantees.

We call your attention to California Civil Code Sections 2787 through 2855 and related California case law, which limit in certain circumstances the enforceability of guarantees under the law of the State of California. For the purpose of rendering the opinions set forth herein, we have assumed with your permission that California Civil Code Sections 2787 through 2855 and any case law related thereto have no applicability to these documents.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indenture that purports to waive or does not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Munger, Tolles & Olson LLP